SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.   20549


                                   FORM 8-K



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) MAY 5, 1997


                           COASTAL BANCORP, INC.
              (Exact name of registrant as specified in charter)


           TEXAS                             0-24526                76-0428727
(State  or  other  jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                   Identification No.)

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#8 GREENWAY PLAZA, SUITE 1500, HOUSTON, TEXAS                 77046
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(Address of Principal executive offices)                 (Zip Code)


Registrant's telephone number including area code    (713) 623-2600
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(Former name or former address, if changed since last report) Not applicable

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ITEM  5.                    OTHER  EVENTS.

          On April 24, 1997, Coastal Bancorp, Inc. declared a cash dividend of $.12 per share on its common stock for the first quarter of 1997 to shareholders of record on May 15, 1997, payable on June 15, 1997. The dividend declared is an increase of twenty percent (20%) from dividends paid previously.

ITEM  7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)          Financial  Statements

               No  financial  statements  are  required.

     (b)          Pro  Forma  Financial  Information

               No  pro  forma  financial  information  is  required.

     (c)          Exhibits

               No.                    Description
               99                    Press  Release,  dated  April  28,  1997



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     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


/s/  Catherine  N.  Wylie                    Date:    May  5,  1997
by:    Catherine  N.  Wylie,  Executive  Vice  President
     and  Chief  Financial  Officer











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                            COASTAL BANCORP, INC.




                                  EXHIBIT 99


             PRESS RELEASE OF THE REGISTRANT DATED APRIL 28, 1997



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                               [GRAPHIC  OMITED]




COASTAL  BANCORP,  INC.
8  Greenway  Plaza,  Suite  1500
Houston,  Texas  77046

For  More  Information,  Contact

Manuel  J.  Mehos,  CEO
Catherine  N.  Wylie,  CFO
(713)  623-2600
(713)  966-4660  (Fax)
email:    cwylie@coastalbanc.com

     NEWS  RELEASE

                            FOR IMMEDIATE RELEASE

                            COASTAL BANCORP, INC.
             FIRST QUARTER CASH DIVIDENDS INCREASED BY 20 PERCENT

HOUSTON (April 28, 1997) - Coastal Bancorp, Inc. (NASDAQ: CBSA) announced today that on April 24, 1997, its Board of Directors voted to increase the first quarter of 1997 common stock dividend by 20% over the prior quarter. The $.12 cash dividend will be paid on June 15, 1997 to shareholders of record as of May 15, 1997. Future dividend payments will be determined by the Board of Directors based on the Company's results of operations, financial condition, general economic conditions and other factors.
     Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered, state savings bank headquartered in Houston. Coastal Banc ssb operates 36 branch offices in metropolitan Houston, Corpus Christi, Austin and small cities in central and south Texas. At March 31, 1997, Coastal Bancorp, Inc. had assets of approximately $2.9 billion.
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